Exhibit 99.2

NEITHER THE ISSUANCE AND SALE OF THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(ii) AND 15(a) HEREOF.

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE OBLIGATIONS UNTIL THE TERMINATION DATE (EACH AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT, DATED AS OF OCTOBER 22, 2015, MADE BY EACH OF THE SUBORDINATED CREDITORS REFERRED TO THEREIN, QUEST PATENT RESEARCH CORPORATION, QUEST LICENSING CORPORATION, AND EACH OTHER OBLIGOR REFERRED TO THEREIN, IN FAVOR OF LONGFORD CAPITAL FUND I, LP AND THE OTHER SENIOR CREDITORS REFERRED TO THEREIN, AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED, RENEWED, EXTENDED, REPLACED OR OTHERWISE MODIFIED FROM TIME TO TIME (THE "SUBORDINATION AGREEMENT").

SECURED CONVERTIBLE NOTE

Issuance Date: October 22, 2015	Original Principal Amount: U.S. $1,250,000.00

FOR VALUE RECEIVED, QUEST PATENT RESEARCH CORPORATION, a Delaware corporation (the “Company”), hereby promises to pay to UNITED WIRELESS HOLDINGS, INC., a Delaware corporation, or its registered transferees or assigns (the “Holder”) the amount set out above as the Original Principal Amount (as increased or reduced pursuant to the terms hereof pursuant to redemption, conversion, amortization or otherwise, the “Principal”) in cash and when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof). This Secured Convertible Note (including all Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of the Secured Convertible Notes issued pursuant to the Securities Purchase Agreement between the Company and the Holder dated October 22, 2015 (the “Securities Purchase Agreement”) on the Initial Closing Date or an Additional Note Closing Date (collectively, the “Notes” and such other Secured Convertible Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 28. Capitalized terms not defined herein shall have the meanings given to them in the Securities Purchase Agreement.

(1)          PAYMENTS OF PRINCIPAL.  On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal and accrued interest then due on such Principal. The “Maturity Date” shall be September 30, 2020, as such date may be accelerated at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing and (ii) following the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date.

(2)          NOTE INTEREST AND PREPAYMENT

(a)          Note Interest.  This Note shall bear interest at the rate of 10% per annum (the “Interest Rate”). Until September 30, 2018, interest shall accrue and, on each of September 30, 2016, September 30, 2017, and September 30, 2018, the accrued interest on the Note shall be added to the Principal amount of the Note. The Principal amount of this Note as so adjusted is referred to as the “Adjusted Principal Amount”. References in this Note to the Principal amount of the Note shall refer to the Adjusted Principal Amount unless otherwise specified. Commencing September 30, 2018, interest, at the Interest Rate, shall accrue on the Adjusted Principal Amount of the Notes, and be due and payable quarterly, on the seventh (7th) Business Days after the end of each calendar quarter, commencing with the quarter ending December 31, 2018.

(b)          Prepayment of Note.  The Company, at its sole discretion, may prepay this Note in whole at any time and in part from time to time prior to the Maturity Date without restriction, penalty or premium, by giving not less than five (5) Business Days’ prior written notice to the Holder (the “Prepayment Option”). Any partial prepayment of this Note shall be applied first to accrued but unpaid interest and then to Principal.

(3)          CONVERSION OF NOTE.

(a)          Conversion Rights. Subject to the limitations on conversion hereinafter set forth, in the event of a Conversion Eligible Event of Default (as defined in Section 4(a)), the Holder shall have the right, by giving written notice to the Company as provided below, to convert any or all of the Principal amount of this Note and accrued but unpaid interest into shares of Company’s Common Stock at the Event of Default Conversion Price (as defined in Section 4(b)(ii)).

(b)          Limitations on Conversions.  Notwithstanding Section 3(a), the Holder shall have no right to convert any Principal amount of this Note and accrued but unpaid interest:

(i)        Insufficient Number of Authorized Shares.  To the extent, and only to the extent, that the number of shares of the Company’s Common Stock to be issued upon such conversion exceeds the number of authorized but unissued shares of Common Stock; provided, that the Company shall then promptly seek stockholder approval of an amendment to the Company’s Certificate of Incorporation increasing its authorized Common Stock to at least the sum of the number of shares of Common Stock outstanding plus the Required Reserve Amount; and

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(ii)       Principal Market Regulation.  The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Note, and the Holder of this Note shall not have the right to receive upon conversion of this Note any shares of Common Stock, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of the Notes without breaching the Company's obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), if applicable, except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required. Until such approval or written opinion is obtained, no purchaser of the Notes pursuant to the Securities Purchase Agreement (the “Purchasers”) shall be issued in the aggregate, upon conversion or exercise, as applicable, of Notes, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Notes issued to such Purchaser pursuant to the Securities Purchase Agreement on the Initial Closing Date and all Subsequent Closing Dates, as applicable, and the denominator of which is the aggregate principal amount of all Notes issued to the Purchasers pursuant to the Securities Purchase Agreement on the Initial Closing Date and all subsequent Closing Dates, as applicable, (with respect to each Purchaser, the “Exchange Cap Allocation”). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Notes, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Notes shall convert all of such holder's Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder.

(c)          Mechanics of Conversion.

(i)        Conversion.  To convert any amount of Principal and interest (the “Conversion Amount”) into shares of Common Stock or other securities as provided above on any date (a “Conversion Date”), the Holder shall (A) transmit by e-mail (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date (the “Conversion Notice Date”), a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”), which shall describe the nature of the Conversion Eligible Event of Default, to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for next day delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). (Notwithstanding the foregoing, the inclusion of a description of the nature of a Conversion Eligible Event of Default in a Conversion Notice shall not be construed to limit any rights of the Buyer hereunder or under any other Transaction Document or as a waiver of any other Conversion Eligible Event of Default that may have occurred and not be described in the Conversion Notice.) On or before the first Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by e-mail a confirmation of receipt of such Conversion Notice to the Holder. On or before the fifth Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (x) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and the Common Stock may be issued in such manner, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's balance account with DTC through its Deposit Withdrawal Agent Commission system provided that the Holder or its broker provides the necessary information to the Transfer Agent, or (y) if the Common Stock cannot be issued through the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 16(d)) representing the outstanding Principal not converted. Physical delivery of a certificate shall be deemed to have been made if delivery is made to an overnight courier services in accordance with delivery instructions provided by the Holder. The Person or Persons entitled to receive the shares of Common Stock or other securities issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

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(ii)       Company's Failure to Timely Convert.  If the Company shall fail to issue a certificate to the Holder or credit the Holder's balance account with DTC, as applicable, for the number of shares of Common Stock or other securities to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five (5) Trading Days after the Conversion Date (a “Conversion Failure”), then (A) the Company shall pay damages to the Holder for each Trading Day of such Conversion Failure in an amount equal to one and one-half percent (1.5%) of the product of (1) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (2) the Closing Sale Price of the Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In lieu of the foregoing, if within five (5) Trading Days after the Company's receipt of the e-mail copy of a Conversion Notice, the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder's conversion of any Conversion Amount, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

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(iii)      Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the name and address of the Holder and its transferees or assigns of each Note and the Principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest, if any, hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of the Note being transferred and appropriate transfer documentation and any necessary documentation with respect to an exemption from registration for the transfer of the Note, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 16. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal and Late Charges, if any, converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. The Holder shall not sell, transfer or pledge this Note or any part of this Note to any person who is an adverse party to the Company or any Subsidiary in connection with any litigation pending or planned by the Company or any affiliate of any such person.

(iv)      Disputes.  In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 21.

(4)          RIGHTS UPON EVENTS OF DEFAULT.

(a)        Events of Default.  Each of the events identified in this Section 4(a) shall constitute an “Event of Default.” Subject to the last sentence of this Section 4(a), those Events of Default identified in Sections 4(a)(iii), (iv), with respects to amounts in excess of $100,000, (v), with respects to amounts in excess of $500,000, (vi), (vii), (viii), (ix) (as it relates to Sections 4(i), (j)(ii), (l) and (p) of the Securities Purchase Agreement), (x) (as it relates to Section 13(b) (if the Indebtedness exceeds $500,000), Section 13(c), Section 13(d), if the payments thereunder exceed $100,000) and Sections 13(e) through (h)), (xii), (xiii), (xiv) (if the Event of Default under the Other Note is one of the other Events of Default listed in this sentence) and (xv) are referred to as “Conversion Eligible Events of Default.”

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(i)        the failure of the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to be filed within the applicable time period specified in the Registration Rights Agreement or to be declared effective by the SEC on or prior to the date that is sixty (60) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder's Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive days or for more than an aggregate of forty five (45) days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(ii)       the suspension from trading or failure of the Common Stock to be listed and /or quoted on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

(iii)      the Company's failure to pay to the Holder any amount of Principal (including, without limitation, any redemption payments), when due;

(iv)      the Company’s or any SPA Subsidiary’s failure to pay any interest, Late Charges or other amounts when and as due under this Note or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which such Person is a party only if such failure continues for a period of at least five (5) Business Days after notice of such failure specifying in reasonable detail the nature of the failure, is given to the Company;

(v)       any default under, redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries individually or in the aggregate exceeding $250,000, other than with respect to any Other Notes;

(vi)      the Company or any of its material Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

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(vii)     a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any material Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries, which has not been stayed or dismissed within 60 days;

(viii)    final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party (in either case in excess of the applicable deductible) shall not be included in calculating the amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment (in excess of the deductible) is covered by insurance or an indemnity;

(ix)      the Company or any SPA Subsidiary breaches any material representation, warranty, covenant and other term or condition of the Transaction Documents to which it is a party not referred to in another paragraph of this Section 4(a), in any material respect; except, in the case of a breach which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days after notice is given to the Company.

(x)       any breach or failure in any respect to comply with Section 13 of this Note which is not cured within ten Business Days after notice is given to the Company;

(xi)      any default under the Patent Security Agreement, the Pledge Agreement or any Guaranty shall have occurred and be continuing beyond all grace and/or cure periods, or the Patent Security Agreement, the Pledge Agreement or any Guaranty shall fail to remain in full force and effect and (in the case of the Patent Security Agreement and the Pledge Agreement) to create the security interest described therein prior to payment in full of all amounts payable under this Note, or any action shall be taken by the Company or any SPA Subsidiary to discontinue the Patent Security Agreement, the Pledge Agreement or any Guaranty to assert the invalidity thereof prior to payment in full of all amounts payable under this Note;

(xii)     any default under the Monetization Proceeds Agreement;

(xiii)    the Company defaults in any payment obligation or any other material obligation of the Company under the IV Agreement other than a default resulting from Buyer’s failure to make the Further Note Payments as required by the Securities Purchase Agreement; or

(xiv)    any Event of Default (as defined in the Other Notes) occurs with respect to any Other Note; or

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(xv)     the Company fails to effect the Authorized Share Increase within 135 days after the Initial Closing Date; provided, that Buyer shall have complied with its obligations pursuant to Section 4(r) of the Securities Purchase Agreement.

(b)          Redemption Right and Conversion Right.  Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day deliver written notice thereof via e-mail and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company (A) to redeem (an “Event of Default Redemption”) any or all of the Principal amount of this Note and accrued but unpaid interest and/or (B) solely in the event of a Conversion Eligible Event of Default, to convert any or all of the Principal amount of this Note and accrued but unpaid interest not so redeemed into shares of the Company’s Common Stock (an “Event of Default Conversion”).

(i)        To exercise an Event of Default Redemption, the Holder shall deliver written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem (the “Redemption Amount”). Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company in cash at a price equal to 110% of the Redemption Amount (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Event of Default redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

(ii)       An Event of Default Conversion shall be at a price per share equal to 90% of the Closing Sale Price of the Company’s Common Stock on the Principal Market on the Trading Day immediately preceding the Conversion Notice Date (the “Event of Default Conversion Price”), and shall be exercised by the Holder as provided in Section 3(c). The parties hereto agree that in the event of the conversion of any portion of the Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any discount in the Event of Default Conversion Price from the price of the Company’s Common Stock due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

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(5)          RIGHTS UPON FUNDAMENTAL TRANSACTIONS AND CHANGES OF CONTROL.

(a)          Assumption.  The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes then outstanding held by such holder, having similar conversion rights and having similar ranking and security to the Notes, and reasonably satisfactory to the Required Holders and (ii) the Successor Entity (or its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company's Common Stock (or other securities, cash, assets or other property) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(b)          Redemption Right.  No sooner than fifteen (15) days nor later than ten (10) days prior to the date the Company has knowledge of a Change of Control, the Company shall deliver written notice thereof via e-mail and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder's receipt of a Change of Control Notice (the “Change of Control Record Date”) and ending twenty (20) Trading Days after the date of the consummation of such Change of Control, the Holder may require the Company to redeem (a “Change of Control Redemption”) any or all of the Principal amount of this Note and accrued but unpaid interest. To exercise a Change of Control Redemption, the Holder shall deliver written notice thereof (“Change of Control Redemption Notice”, and the date thereof, the “Change of Control Redemption Notice Date”) to the Company, which Change of Control Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem. The portion of this Note subject to redemption pursuant to this Section 5(b) shall be redeemed by the Company in cash at a price equal to 110% of the Redemption Amount (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 11 and shall have priority to payments to stockholders in connection with a Change of Control. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Change of Control redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

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(6)          DISTRIBUTION OF ASSETS; RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a)          Distribution of Assets.   If, from and after the date that is 90 days prior to the occurrence of a Conversion Eligible Event of Default, the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then upon conversion of this Note the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon conversion of the Conversion Amount of this Note (without taking into account any limitations or restrictions on the convertibility of this Note set forth in Section 3(b)) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions.

(b)          Purchase Rights.  If, from and after the date that is 90 days prior to the occurrence of a Conversion Eligible Event of Default, at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then upon conversion of this Note the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon conversion of the Conversion Amount of this Note (without taking into account any limitations or restrictions on the convertibility of this Note set forth in Section 3(b)) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(c)          Other Corporate Events.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right, if this Note shall be convertible, to receive upon a conversion of this Note, either (as may be appropriate based on the nature of the Corporate Event) (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note set forth in Section 3(b)) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Event of Default Conversion Price. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

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(7)          RIGHTS UPON RECAPITALIZATION.  In the event that, as a result of a recapitalization or reorganization the holders of the Company’s Common Stock receive in respect of such Common Stock, securities in addition to or in lieu of Common Stock, upon conversion of this Note, the holder of this Note shall receive such securities as would have been issued to such holder if such holder had been a holder of Common Stock on the record date for such recapitalization or reorganization. All references in this Note to Common Stock shall, in the event of such a recapitalization or reorganization, shall be deemed to refer to such securities.

(8)          SECURITY.  The payment and performance of all obligations of the Company under this Note, the Securities Purchase Agreement and the other Transaction Documents are secured by proceeds of the collateral referred to in the Patent Security Agreement and the Pledge Agreement.

(9)          NON-CIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(10)        RESERVATION OF AUTHORIZED SHARES.

(a)          Reservation.  In conjunction with and at the time of the Authorized Share Increase, and, in all events, within 135 days of the Initial Closing Date, the Company shall reserve out of its authorized and unissued Common Stock 130% of such number of shares of Common Stock as shall from time to time be necessary to effect (i) the conversion of this Note and the Other Notes then outstanding at the Assumed Fixed Conversion Price and (ii) the exercise in full of the Purchase Option. The “Assumed Fixed Conversion Price” shall be 90% of the Closing Sale Price of the Common Stock on the date such computation is being made. Thereafter, for so long as any of the Notes are outstanding and subject to Section 10(b) of this Note, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, the number of shares of Common Stock specified above in this Section 10(a) as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding and the exercise in full of the Purchase Option; provided, that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved pursuant hereto (in each case without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the Initial Closing and all Subsequent Closings, as applicable (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

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(b)          Insufficient Authorized Shares.  If at any time following the Authorized Share Increase, while any of the Notes remain outstanding or the Purchase Option remains exercisable, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount as may be requested by the Required Holders or, absent such request, as the Company believes to be sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding based on the Assumed Fixed Conversion Price and the unexercised Purchase Option.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than one hundred thirty five (135) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the written consent of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and, if applicable, provide each stockholder with an information statement with respect thereto or (y) hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and/or effect a reverse split; provided, that if the SEC reviews the (i) proxy statement contemplated in clause (y) above or (ii) the information statement contemplated in clause (x) above, then the five (5) business days period may be extended for an additional period not to exceed thirty (30) days; and provided, further, that Buyer shall have complied with its obligations pursuant to Section 4(r) of the Securities Purchase Agreement.  In connection with such meeting, the Company shall, if applicable, provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and/or reverse split and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. An Authorized Share Failure shall not constitute an Event of Default as long as the Company is diligently complying with this Section 10(b).

(11)        REDEMPTIONS.

(a)          Mechanics.  The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice (the “Event of Default Redemption Date”).  If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and (ii) within five (5) Business Days after the Company's receipt of such notice otherwise (such date, the “Change of Control Redemption Date”).  In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 16(d)) representing the outstanding Principal which has not been redeemed.  In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid.  Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 16(d)), if any, to the Holder representing such Conversion Amount to be redeemed. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

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(b)          Redemption by Other Holders.  Upon the Company's receipt of notice from any of the holders, if any, of the other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by e-mail a copy of such notice.  If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(12)        VOTING RIGHTS.  The Holder shall have no voting rights as the holder of this Note.

(13)        COVENANTS.

(a)          Rank.  All payments due under this Note shall rank (i) pari passu with all the Company’s Indebtedness (A) currently outstanding disclosed in Schedule 3(s) to the Securities Purchase Agreement, provided, that the terms of such Indebtedness are not increased, or extended or otherwise amended, modified or changed in any material respect on or after the Issuance Date, (B) to a Litigation Funder in connection with a Litigation Financing (each as defined in the Monetization Proceeds Agreement) as to which the rights of the Holder shall, with respect to any security granted with respect to any Litigation Financing in the patents related to the Litigation Financing, shall be subordinated to the rights with respect to the Litigation Financing and the Holder shall enter into a subordination agreement similar to the Subordination Agreement, as defined in the Securities Purchase Agreement; (C) all Other Notes, and (D) approved by the Holder in advance in writing; and (ii) senior to all other Indebtedness now existing or hereafter created, unless prohibited by law.

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(b)          Incurrence of Indebtedness.  Except as permitted by the Securities Purchase Agreement and except for Indebtedness incurred to pay or prepay the Notes, so long as this Note or any other Notes are outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than: (i) Indebtedness set forth on Schedule 3(s) to the Securities Purchase Agreement, provided, that the terms of such Indebtedness are not increased, amended, modified, changed or extended on or after the Issuance Date; (ii) Litigation Financings, (iii) Indebtedness evidenced by this Note and the Other Notes; (iv) Third Party Working Capital Loans, (v) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note or any Other Notes as reflected in a written agreement acceptable to the Required Holders and approved by the Required Holders in writing, and which Indebtedness does not provide at any time for (A) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (B) total interest and fees at a rate in excess of 8% per annum; and (vi) trade payables incurred in the ordinary course of business consistent with past practice and Monetization Expenses and Other Expenses, as defined in the Monetization Proceeds Agreement (which are not Indebtedness).

(c)          Cash Dividend.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, pay cash dividends or distributions on any equity securities of the Company or of its Subsidiaries other than payments from a Subsidiary to the Company.

(d)          Restricted Payments.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note and any other Notes or Permitted Indebtedness), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness.

(e)          Restriction on Redemption.  Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem or repurchase its capital stock without the prior express written consent of the Required Holders.

(f)           Change in Nature of Business.  The Company shall not make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in the Company's most recent annual report filed on Form 10-K with the SEC.  The Company shall not modify its purpose or, other than as set forth in Schedule 13(g), which is incorporated herein by reference, the Company shall not modify its corporate structure except that the Company may change it state of domicile on notice to the Holder.

(g)          Preservation of Existence, Etc.  Except with the approval of the Majority Holders, the Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be qualified will not have a Material Adverse Effect, as defined in the Securities Purchase Agreement.

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(h)          Maintenance of Patents.  The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all patents owned, co-owned or controlled by them, except that the Company or any SPA Subsidiary may abandon patent applications and claims on the advice of counsel.

(i)           Transactions with Affiliates.  The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice (except as set forth in Schedule 13(g)) and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof. For the avoidance of doubt, nothing in this Note or in the Securities Purchase Agreement shall be construed to restrict the ability of the Company to adopt an Approved Stock Plan and to issue equity securities pursuant to an Approved Stock Plan on such terms as are approved by the Board of Directors (with the grantee abstaining if the grantee is a director).

(j)           Issuance of Preferred Stock.  So long as this Note or any other Notes are outstanding, the Company shall not issue any shares of the Company’s preferred stock or other equity securities with a preference over the Common Stock as to dividends or liquidation, or any other securities which may be exercised or converted into shares of the Company’s preferred stock or such other equity securities, without the prior written consent of the Required Holders, unless the proceeds of the issuance there of are immediately used to pay in full all obligations under the Notes and the other Transaction Documents (other than the Monetization Proceeds Agreement).

(k)          Authorization and Reservation of Shares.  Within 135 days of the Initial Closing Date, the Company shall affect the Authorized Share Increase and simultaneously reserve for issuance the Required Reserve Amount. Thereafter, the Company shall take all actions required under Section 10.

(14)        VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES.  The written consent of the Required Holders shall be required for any change or amendment to any of the Notes, unless the change shall only effect the Holder and the Company shall have offered such change to all holders of Notes and complied with the requirement of the third to last sentence of Section 9(e) of the Securities Purchase Agreement, in which case only the consent of the Holder is required.

(15)        TRANSFER.  This Note and any shares of Common Stock or other securities issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company in a transaction which is exempt from the registration requirements of the Securities Act of 1933, as amended.

(16)        REISSUANCE OF THIS NOTE.

(a)           Transfer.  If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 16(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 16(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

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(b)          Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 16(d)) representing the outstanding Principal.

(c)          Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 16(d) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)          Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 16(a) or Section 16(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Late Charges, if any, on the Principal of this Note, from the Issuance Date.

(17)        REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  Except as expressly provided in this Note, the remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a material breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder may seek, in addition to all other available remedies, an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

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(18)        PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

(19)        CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(20)        FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(21)        DISPUTE RESOLUTION.  In the case of a dispute as to the arithmetic calculation of any conversion price to be determined under Section 3 hereof (a “Conversion Price”) or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via e-mail within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via e-mail the disputed arithmetic calculation of the Conversion Price or any Redemption Price to the Company's independent, outside investment bank or accountant.  The Company shall request the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.  The party whose calculation is furthest from the investment bank's or accountant's determination or calculation, as the case may be, shall be obligated to pay the fees and expenses of such investment bank or accountant.

(22)        NOTICES; PAYMENTS.

(a)          Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company shall give written notice to the Holder at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

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(b)          Payments.  Except as otherwise provided in this Note, whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of Holder shall initially be as set forth in the Securities Purchase Agreement); provided, that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.  Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

(23)        CANCELLATION.  After all Principal and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(24)        WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(25)        GOVERNING LAW; JURISDICTION; JURY TRIAL.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address it set forth on the signature page hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  THE COMPANY HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(26)        CURRENCY.  All principal, interest and other amounts owing under this Note or any Transaction Document that, in accordance with their terms, are paid in cash shall be paid in US dollars.

(27)        SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(28)        CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)          “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 35% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b)          “Approved Stock Plan” means any employee benefit plan, as defined in Rule 405 of the SEC pursuant to the 1933 Act which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other person rendering services to the Company for services provided to the Companya.

(c)          “Bloomberg” means Bloomberg Financial Markets.

(d)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e)          “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) any transaction which has been approved by the holders of a majority of the outstanding principal amount of Notes in the manner provided in the Securities Purchase Agreement or (iv) any transaction or series of transactions whereby the holders of the Notes and the Other Notes acquire a beneficial ownership interest of 35% or more of the Company’s voting stock or (v) any other acquisition of equity securities by the Holder of the holder of any Other Note or any of their affiliates.

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(f)           “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or if the foregoing does not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 21.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(g)          “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto. A contingent fee arrangement with counsel shall not be deemed to be a Contingent Obligation.

(h)          “Conversion Shares” means shares of Common Stock issuable by the Company upon the conversion of any of the Notes.

(i)           “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(j)           “Eligible Market” means the Principal Market, or any exchange or market that is operated by The New York Stock Exchange, Inc., NASDAQ, or OTC Markets or other similar over-the-counter markets.

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(k)          “Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or Affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or Affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock other than as provided in the Securities Purchase Agreement, or (B) any “person” or “group” (as these terms are used for purposes of Sections 14(d) and 15(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(l)           “GAAP” means United States generally accepted accounting principles, consistently applied.

(m)         “Indebtedness” has the meaning set forth in the Securities Purchase Agreement.

(n)          “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(o)          “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(p)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(q)          “Permitted Indebtedness” shall mean Indebtedness existing on the date of this Agreement and unsecured Indebtedness which replaces such Indebtedness without increasing the principal amount, Indebtedness incurred in connection with Litigation Financing and other Indebtedness incurred with the approval of the Required Holders, such approval not to be unreasonably withheld or delayed. For the avoidance of doubt, trade payables, Monetization Expenses and Other Expenses, are not considered to be Indebtedness.

(r)           “Principal Market” means the principal stock exchange or market on which the Company’s Common Stock is traded (or if not trading, the principal stock exchange or market on which listed or quoted), including any market operated by OTC Markets or any other stock exchange or market. As of the Initial Closing Date, the Principal Market is the OTC Pink Market.

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(s)          “Redemption Notices” means, collectively, the Event of Default Redemption Notices and the Change of Control Redemption Notices, each of the foregoing, individually, a Redemption Notice.

(t)           “Redemption Prices” means, collectively, the Event of Default Redemption Price and the Change of Control Redemption Price, each of the foregoing, individually, a Redemption Price.

(u)          “Registration Rights Agreement” means that certain registration rights agreement dated as of the Subscription Date by and among the Company and Holder relating to, among other things, the registration of the resale of the Shares and the Common Stock issuable upon and exercise of the Purchase Option, and, after a Conversion Eligible Event of Default.

(v)          “Required Holders” means the holders of Notes representing at least fifty (50%) of the aggregate principal amount of the Notes then outstanding.

(w)         “SEC” means the United States Securities and Exchange Commission.

(x)          “Securities Purchase Agreement” means that certain securities purchase agreement dated as of the Subscription Date, by and among the Company and Holder pursuant to which the Company issued or agreed to issue the Notes, the Shares and the Purchase Option.

(y)          “Subscription Date” means October 21, 2015.

(z)           “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

(aa)        “Trading Day” means any day on which the Common Stock is traded on the Principal Market, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(bb)        “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

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(29)        DISCLOSURE.  Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within two (2) Business Days after any such receipt or delivery publicly disclose such material, nonpublic information on a Report on Form 8-K or otherwise.  In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

QUEST PATENT RESEARCH CORPORATION

By:
Name:	Jon Scahill
Title:	Chief Executive Officer

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EXHIBIT I

QUEST PATENT RESEARCH CORPORATION

CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Quest Patent Research Corporation, a Delaware corporation (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined below) of the Note indicated below into shares of Common Stock par value $0.00003 per share (the “Common Stock”) of the Company, as of the date specified below.

Date of Conversion: ________________________________________________________________________________

Aggregate amount of Principal and accrued interest to be converted (the “Conversion Amount”): ______________________

Please confirm the following information:

Conversion Price:__________________________________________________________________________________

Number of shares of Common Stock to be issued: __________________________________________________________

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to: _________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

Facsimile Number: __________________________________________________________________________________

Tax ID or SS#: _____________________________________________________________________________________

Authorization: _____________________________________________________________________________________

By: ______________________________________________________________________________________________

Title: ____________________________________________________________________________________________

Dated: ___________________________________________________________________________________________

Account Number: __________________________________________________________________________________
(if electronic book entry transfer)

Transaction Code Number: ___________________________________________________________________________
(if electronic book entry transfer)

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ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs _________________________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ________ [__], 201__ from the Company and acknowledged and agreed to by ___________________________.

QUEST PATENT RESEARCH CORPORATION

By:
Name:
Title:

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